Exhibit 10.36
EXECUTION VERSION

AMENDMENT TO PREVIOUSLY APPROVED SUBORDINATION AGREEMENT,
MATURITY DATE EXTENSION, INTEREST RATE CHANGE AND INCORPORATION OF CERTAIN PROVISIONS
For good and valuable consideration, Evercore Group L.L.C. (the “Broker/Dealer”) and PNC Bank, National Association (the “Lender”) hereby amend the Revolving Note and Cash Subordination Agreement, using FINRA Form REV-33R, executed on October 29, 2021 with a scheduled maturity date of October 28, 2023 (subsequently extended to October 28, 2025) in the principal amount of $75,000,000 (as amended, the “Subordination Agreement”), subject to the terms and conditions set forth in the Subordination Agreement previously approved by the Financial Industry Regulatory Authority, Inc.
Terms capitalized herein shall have the same meaning as identified in the Subordination Agreement. With respect to the provisions modified or added herein, to the extent any conflict exists between this amendment and the Subordination Agreement, the terms of this amendment shall control.
The Broker/Dealer and Lender hereby agree to amend the Subordination Agreement as follows:
☒1. (a) The Scheduled Maturity Date of the Subordination Agreement shall be extended to N/A (see below) (at least one year from the date of the previous Scheduled Maturity Date); OR
(b) FOR REVOLVING SUBORDINATED LOAN AGREEMENTS:
The Broker/Dealer and Lender hereby agree to amend the Revolving Note and Subordination Agreement extending the Credit Period to October 28, 2025 (During the Credit Period, the Broker/Dealer may utilize the Credit Line (as then in effect) by borrowing and/or prepaying outstanding Advances, in whole or in part, and reborrowing, all in accordance with the terms and provisions outlined therein). The Broker/Dealer is obligated to repay the aggregate unpaid principal amount of all Advances on or before October 28, 2026 (the “Scheduled Maturity Date”) (one year AFTER the end of the Credit Period).
☒2. The Broker/Dealer and Lender hereby agree to amend the Subordination Agreement by modifying the interest rate to reflect a rate equal to (A) Daily SOFR plus (B) one hundred forty-five (145) basis points (1.45%) from the date hereof.
☐3. The Scheduled Maturity Date hereof in each year, without further action by either the Lender or Broker/Dealer, shall be extended an additional year unless on or before the day seven months (or thirteen months for equity loans, Forms 31E and 32E) preceding the Scheduled Maturity Date then in effect, the Lender shall notify the Broker/Dealer in writing, with a written copy to FINRA, that such Scheduled Maturity Date shall not be extended. By incorporating this provision, the parties to an equity loan (only) represent that:
a. the Lender will retain an ownership interest in the Broker/Dealer during the extended maturity period(s); and

b. the Broker/Dealer shall notify FINRA if any change in ownership status occurs that results in the Lender retaining no ownership interest in the Broker/Dealer.
This amendment shall not become effective unless and until FINRA has found the amendment acceptable.
The parties to this amendment, by affixing their signatures to this amendment, represent to FINRA, for its reliance, that (i) this amendment, and the Subordination Agreement which it amends, are legally valid and binding obligations on the parties; and (ii) this amendment, as executed below, conforms in every respect to and with any draft hereof which may have been heretofore submitted to and approved by FINRA for actual execution.

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IN WITNESS HEREOF the parties hereto have set their hands and seals this 25th day of October, 2024.

EVERCORE GROUP L.L.C. By: /s/ Paul Pensa Name: Paul Pensa Title: Chief Financial Officer (Broker/Dealer)	PNC BANK, NATIONAL ASSOCIATION By: /s/ Sheryl Jordan Name: Sheryl Jordan Title: Executive Vice President (Lender)